Exhibit 99.1

Datasea Announces 1-for-15 Reverse Stock Split to Regain Compliance with Nasdaq Minimum Bid Requirement

Beijing, China – January 18, 2024 - Datasea Inc., a Nevada corporation (NASDAQ: DTSS) (“Datasea” or the “Company”), which engages in the business segments of U.S.-based intelligent acoustics and China-based 5G messaging technology, today announced that the Company’s Board of Directors has approved a reverse stock split of its authorized and issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-15. The Company is effecting the reverse split to regain compliance with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The reverse stock split does not require the approval of the Company’s stockholders, as it was approved in accordance with Nevada Revised Statutes Section 78.207.

The reverse stock split is expected to become effective on January 19, 2024 (the “Effective Date”), and the shares are expected to begin trading on the split-adjusted basis on the Nasdaq Stock Exchange (“Nasdaq”) under the Company’s existing trading symbol “DTSS” at the market open on January 23, 2024.

On the Effective Date, every 15 issued and outstanding shares of the Company’s Common Stock will be converted automatically into one share of the Company’s Common Stock without any change in the par value per share. The total number of shares of Common Stock authorized for issuance will then be reduced by a corresponding proportion from 375,000,000 shares to 25,000,000 shares of Common Stock.

Immediately after the reverse stock split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the rounding up of any fractional shares to the next whole number of shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.

West Coast Stock Transfer, Inc. is acting as transfer and exchange agent for the reverse stock split. Registered shareholders who hold shares of Common Stock are not required to take any action to receive post-reverse stock split shares. Stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

About Datasea

Datasea Inc. (“Datasea”) is a leading provider of products, services, and solutions for enterprise and retail customers in converging and innovative industries, intelligent acoustics and 5G messaging, especially focusing on ultrasonic, infrasound and directional sound technology. The Company’s advanced research and development technology serves as the core infrastructure and backbone for its products. Its 5G Messaging segment operates on a cloud platform based on artificial intelligence. Datasea leverages cutting-edge technologies in intelligent acoustics, utilizing ultrasonic sterilization to combat viruses and prevent human infections, and is also developing innovations in directional sound and medical ultrasonic cosmetology. In July 2023, Datasea established a wholly-owned subsidiary, Datasea Acoustics LLC, in Delaware, in a strategic move to mark its global presence. This underlies Datasea’s commitment to intelligent acoustics and its intent to offer leading-edge acoustic solutions to the U.S. market. For additional information, please visit: www.dataseainc.com.

Cautionary Note Regarding Forward-Looking Statements.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes”, “estimates”, “target”, “going forward”, “outlook,” “objective” and similar terms. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and which are beyond Datasea’s control, which may cause Datasea’s actual results, performance or achievements  (including the RMB/USD value of its anticipated benefit to Datasea as described herein) to differ materially and in an adverse manner from anticipated results contained or implied in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in Datasea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. Datasea does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

Investor and Media Contact:

Datasea Inc. Investor relations
Email: investorrelations@shuhaixinxi.com

Precept Investor Relations LLC

David Rudnick
+1 646-694-8538
david.rudnick@preceptir.com